EXHIBIT 10.49

                                                            EXECUTION COPY




     FORM OF SECURITY AGREEMENT USED FOR EACH OF THE SECURED PROMISSORY NOTES FILED AS EXHIBITS 10.46, 10.47 AND 10.48. EACH SECURITY AGREEMENT COVERS
ONE GULFSTREAM IV AIRCRAFT.



                     FORM OF SECURITY AGREEMENT (1032)



                       Dated as of November 30, 1998

                               By and Between

                      GULFSTREAM AEROSPACE CORPORATION
                                as Borrower

                                    and

                  THE CIT GROUP/EQUIPMENT FINANCING, INC.
                              as Secured Party







                 One (1) Gulfstream Aerospace G-IV Aircraft
                     Manufacturer's Serial Number 1032
         FAA Registration Number N432QS (formerly assigned N888UE)
               Two (2) Rolls Royce Tay Model MK-611-8 Engines
        Manufacturer's Serial Numbers 16163 and 16164, respectively

                                                             [This Schedule
                                                      Intentionally Omitted
                                                      from FAA filing copy]



                             SCHEDULE A (1032)
                             -----------------

                          PRINCIPAL AMOUNT OF LOAN

                  Seventeen Million Dollars ($17,000,000)

                             TABLE OF CONTENTS
                                                                       Page

RECITALS ..............................................................1


ARTICLE I   DEFINITIONS................................................1


ARTICLE II  CREATION OF SECURITY INTEREST..............................5

  Section 2.01.  Security Interest in the Collateral; Assignment.......5

ARTICLE III  REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE
             BORROWER..................................................6

  Section 3.01.  Existence; Authorization..............................6
  Section 3.02.  No Adverse Pending Actions............................6
  Section 3.03.  Government Authorizations.............................7
  Section 3.04.  Taxes.................................................7
  Section 3.05.  Interest in Note......................................7
  Section 3.06.  Collateral Documents..................................7
  Section 3.07.  Registration and Insignia.............................8
  Section 3.08.  Compliance with Laws..................................8
  Section 3.09.  Maintenance and Repair................................8
  Section 3.10.  Insurance.............................................8
  Section 3.11.  Inspection; Records; Information.....................11
  Section 3.12.  Title; Liens.........................................11
  Section 3.13.  Notice of Default....................................11
  Section 3.14.  Event of Loss........................................12
  Section 3.15.  Mergers and Consolidations...........................12
  Section 3.16.  Financial Information................................12
  Section 3.17.  Taxes, Duties, Fees, Claims and Charges..............13
  Section 3.18.  Overdue Payments.....................................13
  Section 3.19.  Citizenship..........................................13
  Section 3.20.  Possession...........................................13
  Section 3.21.  Indemnity............................................13

ARTICLE IV  EVENTS OF DEFAULT AND REMEDIES............................13

  Section 4.01.  Events of Default....................................13
  Section 4.02.  Remedies Upon Default................................14
  Section 4.03.  Waiver...............................................16
  Section 4.04.  Application of Proceeds..............................16
  Section 4.05.  Termination..........................................16
  Section 4.06.  Remedies Cumulative..................................17
  Section 4.07.  Construction, Applicable Law; Jurisdiction...........17

ARTICLE V  MISCELLANEOUS PROVISIONS...................................17

  Section 5.01.  Successors and Assigns...............................17
  Section 5.02.  Entire Agreement.....................................17
  Section 5.03.  Notices..............................................17
  Section 5.04.  Continuing Lien and Security Interests; Transfer.....18
  Section 5.05.  Counterparts and Dating..............................18

SCHEDULE A - Principal Amount of Loan

                         SECURITY AGREEMENT (1032)
                         -------------------------


          THIS SECURITY AGREEMENT (1032) is entered into as of November 30, 1998 (this "Agreement"), by and between GULFSTREAM AEROSPACE CORPORATION, a Georgia corporation (the "Borrower") and THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (the "Secured Party").

                                  RECITALS

          A. The Borrower is the owner and manufacturer of a Gulfstream Aerospace G-IV Aircraft bearing manufacturer's serial number 1032 and U.S. registration number N432QS (formerly assigned N888UE) (the "Airframe") together with two Rolls Royce Tay Model MK-611-8 engines bearing manufacturer's serial numbers 16163 and 16164 (the "Engine(s)", and together with the Airframe and all parts relating to the Engines and the Airframe, the "Aircraft" and all available operating, repair, and maintenance records pertaining to the Aircraft (the "Records") and together with the Aircraft, the "Equipment")).

          B. Pursuant to the loan between the Secured Party, as lender, and the Borrower, as borrower, the Secured Party has loaned to the Borrower the aggregate amount set forth in Schedule A attached hereto (the "Loan") in order that the Borrower shall finance the Aircraft. Such Loan is evidenced by a promissory note (the "Note"), which Note will be secured by (i) the Aircraft, (ii) the Lease and (iii) other Collateral pursuant to this Agreement.

          C. Borrower, as lessor, has leased the Aircraft to EJI Sales, Inc. (the "Lessee") pursuant to the Aircraft Lease Agreement (the "Lease"), dated as of July 23, 1996, which Lease was recorded by the Federal Aviation Administration on October 25, 1996 and assigned Conveyance No. P08553.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to make the Loan and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I
                                DEFINITIONS
                                -----------

          As used in this Agreement, the following terms shall have the following definitions:

          "Agreement" shall mean this Security Agreement (1032) and concurrent or subsequent exhibits or schedules to this Security Agreement
(1032) and any extensions, supplements, amendments or modifications to this Security Agreement (1032) and/or to any such exhibits or schedules.

          "Aviation Authority" shall mean the FAA.

          "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banking institutions in New York, New York are authorized by law to be closed.

          "Closing Date" shall mean each date upon which the Secured Party shall make a Loan to the Borrower pursuant to the Note.

          "Collateral" is defined in Section 2.01 of this Agreement.

          "Event of Default" shall mean and include the occurrence of any one or more of the events of default set forth in Section 4.01 of this Agreement.

          "Event of Loss" shall mean any of the following events with respect to any Collateral:

               (i) loss of such property or of the use thereof due to theft, disappearance which continues for more than fifteen (15) days, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason;

               (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss; or

               (iii) the condemnation, confiscation or seizure of, or requisition to title to or use of, such property by any Governmental Authority which, in the case of a requisition for use, continues for more than fifteen (15) days.

          "FAA" shall mean and refer to the United States Federal Aviation Administration or any successor or replacement administration or governmental agency having the same or similar authority and responsibilities.

          "Financing Documents" shall mean this Agreement, the Note, the Lessee Consent and the Guaranty, as originally executed and as the same may from time to time be supplemented or amended and any other document or instrument expressly declared to be a Financing Document.

          "Governmental Authority" shall mean and include (a) the FAA; (b) any national government, or political subdivision thereof or local jurisdiction therein; (c) any board, commission, department, division, organ, instrumentality, court or agency of any entity described in (b) above, however, constituted; and (d) any association, organization, or institution of which any entity described in (b) or (c) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only (except for purposes of defining Law below) to the extent that any of the preceding have jurisdiction over the Aircraft or its operations.

          "Guaranty" shall mean the Guaranty (1032), dated November ___, 1998, made by Gulfstream Delaware Corporation, a Delaware corporation, and by Gulfstream Aerospace Corporation, a Delaware corporation, in favor of the Secured Party.

          "Guarantors" shall mean each of (i) Gulfstream Delaware
Corporation, a Delaware corporation and (ii) Gulfstream Aerospace
Corporation, a Delaware corporation.

          "Indemnitee" shall mean the Secured Party and its successors, permitted assigns, affiliates, agents, employees, servants, officers and directors.

          "Insolvency Proceeding" shall mean and include any proceeding commenced by or against any person or entity, under any provision of the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors.

          "Insured Value" shall mean the amount of the Loan as set forth in Schedule A hereto.

          "Interest Rate" shall have the meaning set forth in the Note.

          "Judicial Officer or Assignee" shall mean and include any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

          "Law" shall mean and include (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Governmental Authority; (b) any treaty, pact, compact or other agreement to which any Governmental Authority is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in
(a), (b) or (c) above.

          "Lessee Consent" shall mean the Consent Agreement and Acknowledgment (1032) dated as of November __, 1998 made by EJI Sales, Inc.

          "Liens" shall mean any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim.

          "Maintenance Program" shall mean the Borrower's FAA approved maintenance program for the Aircraft and the Engines as the same may be amended from time to time with FAA approval, Secured Party's approval.

          "Obligations" shall mean and include any and all loans, advances, overdrafts, debts, liabilities, obligations owing by the Borrower to the Secured Party pursuant to any Financing Document, including without limitation, any and all amounts due the Secured Party under the Note (whether now in force or hereafter executed and delivered), and any other Financing Document, any and all interest (including late payment charges) which is not paid when due, and any and all Secured Party Expenses which the Borrower is required to pay or reimburse pursuant to this Agreement, by law, or otherwise, or under covenants and duties owing by the Borrower to the Secured Party, of any kind or description, arising out of or in connection with, or related to the transactions contemplated by the Note, this Agreement, and any other Financing Document between the Borrower and the Secured Party entered into in connection therewith, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

          "Parts" shall mean, at any time, all parts, components, equipment, instruments, appliances, avionics, radio and radar devices, cargo handling systems and loose equipment that are at such time incorporated or installed in or attached to the Airframe or either Engine.

          "Permitted Liens" shall mean (i) liens arising from taxes either not yet assessed or, if assessed, not yet due or contested in good faith so long as such proceedings do not involve any danger of sale, forfeiture or loss of the Collateral; and (ii) materialmen's, mechanic's, workmen's, repairmen's, employees', or other like liens arising by operation of law in the ordinary course of business for amounts which are either not yet due or are being contested in good faith by appropriate proceedings (and for which adequate reserves have been made or when required in order to pursue such proceedings, an adequate bond has been obtained) so long as such proceedings do not involve any danger of sale, forfeiture or loss of the Collateral.

          "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Proceeds" shall have the meaning assigned to it in the Uniform Commercial Code in effect from time to time in New York, and in any event, shall include (i) any and all proceeds of any insurance, indemnity or, warranty payable to the Borrower from time to time with respect to the Aircraft or the Records; (ii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of the Aircraft by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of governmental authority); and (iii) any and all proceeds of any sale, transfer or disposition and any and all other rents or profits or other amounts from time to time paid or payable in connection with the Aircraft or the Records.

          "Related Transactions" shall mean any and all leases or secured financings of any aircraft between the Secured Party or any affiliate of the Secured Party, as lessor or secured party, and the Borrower or any affiliate of the Borrower, as lessee or obligor.

          "Secured Party Expenses" shall mean and include all costs and expenses which the Borrower is required to pay or cause to be paid under this Agreement, and any other Financing Document, and which are paid or advanced by the Secured Party pursuant to the provisions hereof or thereof; all taxes and insurance premiums of every nature and kind which the Borrower is required to pay or cause to be paid under this Agreement and any other Financing Document, and which are paid or advanced by the Secured Party pursuant to the provisions hereof or thereof; all filing, recording, publication and search fees paid or incurred by the Secured Party in connection with the transactions contemplated by this Agreement and/or any other Financing Document; all costs and expenses paid or incurred by the Secured Party, to correct any default or enforce any provisions of this Agreement, the Note, or any other Financing Document, or in gaining possession of, maintaining, handling, preserving, storing, refurbishing, appraising, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; all costs and expenses of suit paid or incurred by the Secured Party in enforcing, or defending this Agreement, the Note, or any other Financing Document, or any portion of any thereof; and attorneys' fees and expenses paid or incurred by the Secured Party in advising, structuring, drafting, amending, terminating, enforcing (whether or not suit is brought and whether or not in connection with an Insolvency Proceeding), defending or concerning this Agreement, the Note, or any other Financing Document, or any portion of any thereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Transportation Act" shall mean 49 U.S.C. Section 40101, et. seq., as amended, as in effect on the date of this Agreement, or any successor or substitute legislation at the time in effect and applicable.

                                 ARTICLE II
                       CREATION OF SECURITY INTEREST
                       -----------------------------

          Section 2.01. Security Interest in the Collateral; Assignment. In consideration of the making of the Loan by the Secured Party to the Borrower, the Borrower does hereby sell, assign, transfer and set over to the Secured Party and its successors and assigns, and does hereby grant to the Secured Party and its successors and assigns, a continuing security interest in and lien upon the following, whether now or hereafter acquired (the "Collateral"), in order to secure prompt repayment of any and all Obligations owed by the Borrower to the Secured Party and in order to secure prompt performance of any and all other Obligations to be performed by the Borrower:

          (a) all of the Borrower's right, title and interest in and to the Equipment wherever located and whether now or hereafter existing, and whether presently owned or hereafter acquired and any and all documents, instruments and agreements relating to Borrower's acquisition of the Equipment and all attachments, replacements, substitutions, additions, proceeds and all log books or title thereto; and

          (b) all right, title, interest of the Borrower in, to and under the Lease, together with all rights, powers, privileges, options and other benefits thereunder, including, without limitation, the immediate and continuing right to demand, receive and collect all rent thereunder, income, revenues, issues, profits, insurance proceeds, condemnation awards and other payments, maintenance and other reserves, escrowed funds, tenders and security, including, without limitation, security deposits and all other collateral (cash and non-cash) securing any payment, performance or other obligations of the Lessee now or hereafter payable under the Lease pursuant thereto, and the right to make all waivers and agreements, to give and receive duplicate copies of all notices and other instruments or communications, to take such action upon the occurrence of a default or an event of default thereunder, including, without limitation, the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Lease, or by law, and to do any and all other things whatsoever which the Borrower or any lessor is or may be entitled to do under the Lease.

          The Secured Party's security interest in, lien upon, and rights under, the Collateral shall attach to all of the Collateral upon the execution and delivery of this Agreement, without further act being required on the part of either the Secured Party or the Borrower.

                                ARTICLE III
         REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE BORROWER
         ----------------------------------------------------------

          The Borrower represents and warrants (with respect to Sections
3.01 through 3.06 hereof), and covenants (with respect to Sections 3.07 through 3.21 hereof) to the Secured Party as follows:

          Section 3.01. Existence; Authorization. It is a corporation duly organized, validly existing and in good standing under the laws of Georgia and is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Act. The execution, delivery and performance by the Borrower of this Agreement, and the other Financing Documents to which it is a party (i) do not and will not contravene any Financing Document, any law or any contractual restriction binding upon Borrower and (ii) do not and will not result in or require the creation of any lien, security interest or other encumbrance upon or with respect to any of its properties, other than in favor of the Secured Party. The Borrower has all requisite power and authority to conduct its business and perform its obligations under this Agreement and the other Financing Documents to which it is a party and it has duly authorized by all requisite action the execution, delivery and performance of each of the Financing Documents to which it is a party. The Borrower is not a party to any agreement or instrument or subject to any restriction materially adversely affecting its business, operations, property, assets or condition, financial or otherwise or its ability to perform its obligations under this Agreement, any of the other Financing Documents or any agreement or instrument thereunder to which it is a party and is not in default in the performance, observance or fulfillment of the material obligations, covenants, or agreements contained in any agreement or instrument to which it is a party or by which it or any of its property or assets are bound. When executed and delivered, this Agreement and each of the Financing Documents to which it is a party will constitute its valid, legal, binding and enforceable obligation except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the rights of creditors generally.

          Section 3.02. No Adverse Pending Actions. There are no actions, suits or proceedings pending, or to its knowledge, threatened against or affecting it by any governmental department, board, agency or instrumentality or before any arbitrator which, if adversely determined, would have a material adverse effect on its business or assets or would materially impair its abilities to perform its obligations under this Agreement or any of the other Financing Documents to which it is a party. The Borrower is not in default under any applicable order, writ, injunction or decree of any court, governmental department, board, agency, or instrumentality or of any arbitrator and no Event of Default, or event which with the giving of notice or the lapse of time or both would constitute an Event of Default, under any Financing Document has occurred and is continuing.

          Section 3.03. Government Authorizations. The Borrower has obtained in respect of this Agreement and each of the other Financing Documents to which it is a party and the transactions contemplated hereby and thereby, on or prior to the date hereof all governmental permissions, rights, licenses and permits to carry out the transactions contemplated hereby or thereby. The Borrower has not received notice and has no knowledge of any violation of any applicable Law, regulation, order or requirement which would have a material adverse effect on its business or on the transactions contemplated by the Financing Documents, and which has not been complied with or corrected in all material respects. True and complete copies of all such governmental permissions, rights, licenses and permits which have been obtained have been supplied to the Secured Party by it.

          Section 3.04. Taxes. The Borrower has filed or caused to be filed (or has obtained a valid extension of time to file) all tax returns, if any, required by any Federal, state or local government or other taxing authority in the United States of America or by any foreign government or other taxing authority, which it is required to file and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due (or is contesting such taxes in good faith by appropriate procedures and has established adequate reserves for the payment thereof). It has established reserves adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

          Section 3.05. Interest in Note. Neither the Borrower nor anyone acting on its behalf has directly or indirectly offered an interest in any Note for sale to, or solicited any offer to acquire the same from, any Person which offer or solicitation would subject the same to registration under the Securities Act, and neither the Borrower nor anyone acting on its behalf will take any action which would subject any interest in any Note to registration under the Securities Act.

          Section 3.06. Collateral Documents. The provisions of the Financing Documents are effective to create in favor of the Secured Party a legal, valid and enforceable lien on and security interest in the Collateral, and when the filings and recordations required by the terms hereof have been duly effected, the Financing Documents will constitute a fully perfected security interest in the Collateral, superior in right to all other Liens, existing or future (except such other Liens as are permitted under this Agreement).

          Section 3.07. Registration and Insignia. The Borrower shall prior to or concurrently with the mortgaging of the Aircraft hereunder cause, the Airframe to be duly registered, and at all times thereafter to remain duly registered, in the name of the Borrower. The Borrower shall not remove, or cause or permit the removal of, any plate, disc or other similar device affixed to the Airframe or any Engine indicating the Secured Party's security interest therein. The Borrower shall not allow the name of any other person, association or corporation other than the Lessee to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or of any interest therein; provided, however, that the Borrower may cause the Airframe to be lettered or otherwise marked in an appropriate manner for convenience of identification of the interest of the Borrower therein.

          Section 3.08. Compliance with Laws. The Borrower shall neither use the Collateral, nor permit the Collateral to be used, for any unlawful purpose or contrary to any statute, law, ordinance or regulation relating to the registration, use, operation or control of the Collateral. The Borrower shall comply with, or cause to be complied with, at all times and in all material respects, all statutes, laws, ordinances and regulations of the United States (including, without limitation, the FAA), and of all other governmental, regulatory, or judicial bodies applicable to the use, operation, maintenance, overhauling, or condition of the Collateral; provided, that the Borrower shall have the right to contest any of the foregoing with the appropriate authorities so long as such contest does not place the Collateral in danger of sale, forfeiture or loss or otherwise adversely affect the Secured Party's security interest.

          Section 3.09. Maintenance and Repair. The Borrower shall cause the Aircraft to be serviced, repaired, overhauled, tested and maintained in compliance with all applicable FAA regulations, (i) by personnel in accordance with FAA requirements, (ii) in accordance with the Maintenance Program and the operations and maintenance manuals of the manufacturers thereof (including, without limitation, an FAA approved or manufacturer's recommended program for the prevention and treatment of corrosion), (iii) so as to keep the Aircraft in as good operating condition and appearance as when first manufactured, ordinary wear and tear excepted, and (iv) so as to keep the Aircraft in such operating condition as shall be necessary to cause the airworthiness certificate of the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the Aviation Authority.

          Section 3.10. Insurance. The Borrower shall at all times, at its own cost and expense, maintain, or cause to be maintained, a policy of insurance with respect to the Collateral, in accordance with the following provisions:

          (a) The Borrower shall maintain in effect comprehensive third party aircraft liability insurance against bodily injury and property damage losses arising from ground, flight and taxiing exposures, including, but not limited to, passenger legal liability, cargo liability, contractual liability and products liability insurance, in an amount not less than $50,000,000 for any one accident, or series of accidents arising out of any one event, with respect to the Aircraft. Such policy shall include war and allied risks in accordance with standard market practice (currently "The Extended Coverage Endorsement-AVN 52C"). Any such liability insurance policy may be subject to a deductible in an amount not to exceed $100,000 per occurrence. All such policies shall be maintained in effect with insurers and/or reinsurers of recognized reputation and responsibility, reasonably satisfactory to the Secured Party. To the extent commercially available, coverages shall not contain a Year 2000, GPS or other date recognition exclusion.

          (b) The Borrower shall maintain in effect with insurers and/or reinsurers of recognized reputation and responsibility reasonably satisfactory to the Secured Party: (A) all-risk ground and flight aircraft hull insurance covering the Aircraft (including taxiing exposures) with an agreed value loss valuation clause; (B) all-risk coverage with respect to any Engines, parts or landing gear while removed from the Aircraft insured on a replacement cost basis; and (C) war risk and hijacking (including political/non-political hijacking and acts of terrorism) coverage, including, but not limited to, coverage against confiscation, expropriations, nationalization or seizure, including the country of registry (if other than the United States). All such insurance shall be in full force and effect throughout any geographical areas at any time traversed by the Aircraft, shall be payable in Dollars in the United States and shall be in the amount of not less than the Insured Value from time to time in effect. Any hull insurance carried in accordance with this Section
3.10 shall not contain any provision for self-insured amounts or a deductible, provided that such insurance may be subject to a deductible which does not exceed $100,000 per occurrence. Each Engine, after removal, shall be insured for not less than $2,500,000 under a ground risks policy reasonably acceptable to the Secured Party.

          (c) The Borrower will name or cause to be named each Indemnitee as an additional insured on all policies of insurance and the Secured Party as sole loss payee, to the extent their interests may apply, to the Aircraft with respect to the aircraft hull insurance coverage; provided, that in respect of partial losses to the Aircraft, so long as the insurers have not received written notice that an Event of Default, or an event which with time or notice or both would become an Event of Default has occurred, the amounts that are equal to or less than $1,000,000.00 shall be payable to the Borrower. Loss with respect to the Aircraft in excess of $1,000,000.00 shall be payable to Secured Party in an amount not to exceed the then outstanding Obligations with respect to the Aircraft. The Borrower shall cause all parties who may have an interest in the proceeds of such policies to acknowledge, in writing, that the Secured Party has a prior interest in such proceeds. Each and every such policy under this Section
3.10 shall (i) provide that in respect of the interests of the Secured Party and the other Indemnities in such policies, such insurance shall not be invalidated by any action or inaction of the Borrower, the Secured Party or any Indemnitee or any other Person and shall insure the Secured Party and the other Indemnities regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Borrower or any Indemnitee or any other Person; (ii) provide that, if such insurance is canceled for any reason whatever, or any material change is made in policy terms or conditions, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Indemnitee for thirty (30) days and in the case of any war risk or allied perils coverage, seven (7) days after receipt by them of written notice from such insurers or their authorized representatives of such cancellation, change or lapse; (iii) provide that such insurers shall hold harmless and waive any rights of subrogation against each Indemnitee; (iv) be primary without right of contribution from any other insurance that is carried by any Indemnitee; (v) waive any rights of set-off, counterclaim or other deduction against any Indemnitee; (vi) provide that the Secured Party shall have no obligation or liability for premiums, commissions, assessments, representations or warranties or calls in connection with such insurance; (vii) provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Indemnitee; and (viii) in respect to casualty insurance shall provide that proceeds shall be paid to the Secured Party Lender so long as this Agreement is in effect for distribution to the parties.

          (d) On or before the Closing Date and prior to the renewal or replacement date of any insurance policy required hereunder, the Borrower shall provide the Secured Party with written certifications by a firm of independent insurance brokers acceptable to the Secured Party with respect to the types, amounts and policy numbers of insurance in effect as of the date of execution and delivery of this Agreement and certifying that in the opinion of such firm the insurance then carried and maintained complies with the terms of this Section 3.10. The original certificate of insurance shall be in a form acceptable to the Secured Party.

          (e) In the event that the Borrower should, for any reason, fail to renew or cause to be renewed any such policy or contract of insurance, the Secured Party shall have the option to pay the premiums on any such policy or contract of insurance, or to take out new insurance in such amounts, types, coverage, and terms as the Secured Party may determine to be prudent, and any sums paid therefor shall constitute Secured Party Expenses, shall be payable by the Borrower on demand, and shall be added to and be a part of and included in the Obligations.

          (f) The Borrower shall not use or permit the Collateral to be used in any manner or for any purpose excepted from or contrary to the requirements of any insurance policy or policies required to be carried and maintained hereunder and shall not do any other act or permit anything to be done which could reasonably be expected to invalidate or limit any such insurance policy or policies.

          (g) All insurance payments received by the Secured Party and the Borrower from insurance referred to in Section 3.10(b) and paid other than as the result of an Event of Loss with respect to the Aircraft shall be paid over to or retained by the Secured Party, and shall then be paid to the Borrower upon certification that repairs satisfactory to the Secured Party have been completed in a workmanlike manner and in compliance with FAA regulations and the requirements of this Agreement; provided, that so long as no Event of Default, or event which with time or notice or both would become an Event of Default has occurred, insurance payments which are equal or less than $100,000 shall be immediately paid to or retained by the Borrower. The Secured Party shall advance funds received from time to time for any agreed portion of the repair work which funds shall be applied to the extent necessary to repair damage to the Aircraft; provided that the Secured Party shall not be required to make any such payment if an Event of Default or an event which with time or notice or both would become an Event of Default has occurred and is continuing, and such amount shall be held and either (A) paid to the Borrower if such default shall be cured and no other default or Event of Default shall have occurred and be continuing or
(B) applied in accordance with the terms of Section 4.02 if an Event of Default shall occur and then be continuing.

          Section 3.11. Inspection; Records; Information.
                        --------------------------------

          (a) At any reasonable time, on demand by the Secured Party, the Borrower shall cause the Collateral (including the Records) to be made available to the Secured Party, as the case may be (or persons designated by the Secured Party, as the case may be) for purposes of inspection and, with respect to the Records, copying; provided, however, that the Borrower's operations shall not be interrupted thereby.

          (b) The Borrower shall keep accurate and complete logs, manuals, books and records relating to the Collateral, and will provide the Secured Party with copies of such reports and information relating to the Collateral as the Secured Party may reasonably require from time to time.

          (c) The Borrower shall provide such other information regarding the Collateral as may be reasonably requested by the Secured Party from time to time.

          Section 3.12. Title; Liens.
                        ------------

          (a) The Borrower holds good and marketable title in the Equipment subject to this Agreement.

          (b) The Borrower will not suffer or permit any security interest, lien, charge or other encumbrance to attach to or exist relative to the Collateral, except for Permitted Liens and the lien of this Agreement, whether voluntarily or involuntarily, and whether by issuance of judicial process, levy or otherwise, until all of the Obligations have been completely discharged. The Borrower shall at its own cost and expense promptly take such action as may be necessary to discharge duly all Liens on the Aircraft, the Engines or any Parts thereof (i) resulting from claims against the Borrower or (ii) created, granted or assumed by the Borrower (other than any Lien created or permitted by the Financing Documents).

          (c) The Borrower shall not directly or indirectly assign, convey or otherwise transfer any of its right, title or interest in the Collateral without the prior written consent of the Secured Party.

          Section 3.13. Notice of Default. The Borrower will promptly give the Secured Party notice of any Event of Default or event which, after notice or lapse of time or both, would constitute an event of default under any Financing Document.

          Section 3.14. Event of Loss.
                        -------------

          (a) Upon the occurrence of an Event of Loss with respect to the Aircraft, the Borrower shall forthwith (and in any event within two (2) Business Days after such occurrence) give the Secured Party written notice of such Event of Loss, and the Secured Party and the Borrower shall proceed diligently and cooperate fully with each other in the recovery of any and all proceeds of insurance applicable thereto. Upon the earlier of the date
(a) which is 60 days after the occurrence of such an Event of Loss or (b) on which insurance proceeds are received with respect to such Event of Loss, the Borrower shall pay to the Secured Party an amount required to pay in full any outstanding Obligations secured by this Agreement, including, without limitation, interest at the Interest Rate, which shall continue to accrue with respect to the Note until the date on which such payment is received by the Secured Party. At such time as the Secured Party shall have received all amounts necessary to satisfy the outstanding Obligations, the Borrower's obligations hereunder shall terminate. The Borrower shall be entitled to receive all insurance proceeds from policies maintained by the Borrower applicable to the Aircraft over and above the Obligations, if any.

          (b) Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Aircraft, the Borrower shall forthwith (and in any event within two (2) Business Days after such occurrence) give the Secured Party written notice thereof and the Borrower shall replace such Engine as soon as reasonably possible, by duly conveying to the Secured Party, free and clear of all Liens, a valid security interest to another Rolls Royce Tay Model MK-611-8 engine of the same or an improved model and suitable for installation and use on the Airframe, which engine shall have a value and utility at least equal to, and be in as good operating condition as, the Engine with respect to which such Event of Loss shall have occurred (based on but not limited to all life-limited engine components and time since last heavy maintenance and/or time since last hot section refurbishment), assuming such Engine was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss. Such replacement engine shall be deemed an "Engine" as defined herein for all purposes hereunder. The Borrower agrees to take such action and execute and deliver such documents, including, but not limited to, a supplement hereto and legal opinions, as the Secured Party may reasonably request in order that the Secured Party shall have a valid perfected security interest in any such replacement Engine to the same extent as any Engine replaced thereby. The Secured Party will assign to the Borrower all casualty insurance proceeds arising from such Event of Loss to the Engine(s).

          Section 3.15. Mergers and Consolidations. At least twenty (20) days prior to the effective date of any merger or consolidation, Borrower shall provide written notice of the merger or consolidation and Borrower covenants that after any merger or consolidation, the surviving company will have a net worth equal to or greater than the net worth of the Borrower.

          Section 3.16. Financial Information. The Borrower shall furnish such financial information as the Secured Party may reasonably request at any time concerning the Borrower and its respective affairs.

          Section 3.17. Taxes, Duties, Fees, Claims and Charges. The Borrower shall pay or cause to be paid all taxes, assessments, license fees and other public or private charges when levied or assessed against the Collateral.

          Section 3.18. Overdue Payments. In case any payment of principal of or interest on the Note or any amount due under the Financing Documents is not paid when due (notwithstanding any grace period), the Borrower shall, to the extent permitted by applicable Law, pay interest at the Interest Rate plus 2% on such amount from the date when due until the date of payment.

          Section 3.19. Citizenship. The Borrower agrees that if at any time the Borrower has ceased to be a "citizen of the United States" as defined in Section 40102(a)(15) of the Transportation Act, the Borrower will promptly notify the Secured Party, and if such citizenship is then necessary to maintain the eligibility of the Aircraft for United States registration, shall promptly convey the Aircraft to a trust or other entity acceptable to the Secured Party which is or which shall qualify as a "citizen of the United States" as defined above, at the direction of the Secured Party.

          Section 3.20. Possession. The Borrower will not without the Secured Party's consent, sell, rent, lend, secrete, encumber, transfer or otherwise dispose of the Collateral.

          Section 3.21. Indemnity. Borrower shall indemnify and save Secured Party harmless from and against any and all liability, loss, damage, expense, causes of action, suits, claims or judgments arising from or caused directly or indirectly by (i) Borrower's failure to promptly perform any of its obligations under the provisions of this Security Agreement, (ii) injury to person or property resulting from or based upon the actual or alleged use, operation, delivery or transportation of the Aircraft or (iii) inadequacy of the Aircraft for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business; and shall, at its own cost and expense, defend any and all suits which may be brought against Secured Party, either alone or in conjunction with others upon any such liability or claim or claims and shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Secured Party in any such action or actions, provided, however, that Secured Party shall give Borrower written notice of any such claim or demand.

                                 ARTICLE IV
                       EVENTS OF DEFAULT AND REMEDIES
                       ------------------------------

          Section 4.01. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement and the Note:

          (a) the Borrower shall fail to pay principal or interest under the Note when due whether at maturity by acceleration, mandatory prepayment or otherwise and such payment shall not have been made within five (5) days after such due date; or

          (b) the Borrower breaches any warranty or provision hereof, or of any note or of any instrument or agreement delivered by Borrower to Secured Party; or

          (c) the Borrower shall fail to procure or maintain the insurance coverage required pursuant to the terms of Section 3.10 of this Agreement, or shall operate the Aircraft outside the scope of the insurance coverage maintained with respect to the Collateral; or

          (d) any representation made by the Borrower under this Agreement or any Financing Documents, or made in writing in connection herewith or therewith, shall have been incorrect in any material respect on the date on which made, in the case of a representation, or shall be breached materially, in the case of a warranty; or

          (e) A petition in bankruptcy or for arrangement or reorganization is filed by or against the Borrower or Borrower admits its inability to pay its debts as they mature; or

          (f) the Borrower shall default in the performance or observance of any covenant, term or condition contained in any Related Transaction and
(i) shall not have caused such default to be cured within any applicable grace period provided by the applicable agreements, and (ii) the effect of such default is to cause (after notice or lapse of time or both), or to permit the lessor or secured party under such Related Transaction to terminate such transaction or exercise remedies, or

          (g) all or any of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any Judicial Officer or Assignee except to the extent such event constitutes an Event of Loss; or

          (h) a notice of levy is filed of record with respect to any or all of the Collateral by the United States Government or any department, agency or instrumentality thereof; provided, however, that the Borrower shall have ten (10) days to remove such notice from record if, in the Secured Party's opinion, such levy is curable; or

          (i) any Guarantor for Borrower defaults in any obligation or liability to Secured Party or any Guaranty obtained in connection with this transaction is terminated or breached.

          Section 4.02. Remedies Upon Default. Upon the occurrence of an Event of Default, the Secured Party may, at its election, and without notice and without demand, do any one or more of the following to the fullest extent permitted by Law, all of which are authorized by the
Borrower:

          (a) Declare all of the Obligations immediately due and payable upon which declaration such Obligations shall be accelerated and immediately due and payable;

          (b) Take possession, by its agents or otherwise, of the Collateral wherever found, with or without notice of process of law, and hold, store and/or use, operate, manage and control the Collateral, and collect and receive all Proceeds, rents, revenues, issues and profits of the Collateral and every part thereof;

          (c) Grant extensions and compromise claims with respect to the Collateral, and settle claims with respect to the Collateral for less than face value on commercially reasonable terms, all without prior notice to the Borrower;

          (d) Retain the Collateral in full satisfaction of the Obligations secured thereby as permitted by the Uniform Commercial Code in effect in the applicable jurisdiction, or sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and such places as is commercially reasonable.

          (e) All costs and expenses incurred by the Secured Party in connection with the enforcement and/or exercise of any of its rights or remedies herein shall be immediately payable by the Borrower, upon demand, and shall constitute Secured Party Expenses hereunder, whether or not suit is commenced;

          (f) With or without taking possession of the Collateral, take legal proceedings for:

                    (i) The specific performance of any covenant or agreement contained herein, or the execution of any right or power herein granted;

                    (ii) Foreclosure hereunder;

                    (iii) The sale, under the judgment or decree of any court of competent jurisdiction, of all or any part of the Collateral;

                    (iv) The appointment of a receiver or receivers of all or part of the Collateral pending any foreclosure hereunder or the sale of all of the Collateral, by any court of competent jurisdiction or under executory or other legal process;

                    (v) The recovery of the unpaid balance of the Obligations; or

                    (vi) The enforcement of any other appropriate remedy, whether under this Agreement or available at law or in equity, or otherwise.

          (g) Exercise any and all other rights and remedies of a secured party under the Uniform Commercial Code in the applicable jurisdictions.

          (h) Upon the occurrence at any time of an Event of Default and during its continuance under this Agreement, the Secured Party shall have the right to declare, by notice to the Borrower the outstanding principal of the Note and all other amounts otherwise due and owing to the Secured Party under this Agreement or any of the other Financing Documents to be immediately due and payable, whereupon the same, together with interest thereon and all additional amounts as may be necessary to compensate the Secured Party for any loss (including any loss or expense incurred in liquidation or employing fixed deposits acquired from third parties to maintain the Note as scheduled) and any expense (including the expense of any sale, the expense of any taking of property, attorneys' fees, court costs and other expenses or advances made or incurred by the Secured Party in the protection of rights or the pursuance of remedies under this Agreement or any of the Financing Documents) accrued to the date of declaration shall become and be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived, and the Borrower agrees that upon such declaration they will immediately pay the same to the Secured Party.

          (i) The Secured Party may, to the extent permitted by applicable Law, bring suit at law, in equity, and/or other appropriate proceedings, whether for the specific performance or observance or otherwise of any terms or conditions contained in this Agreement or any other Financing Documents, or for an injunction against the violation of any power granted hereby or thereby, or by law to recover judgment for any and all amounts due under the Note, this Agreement or any of the Financing Documents.

          After payment in full of all amounts owed under this Security Agreement and the Financing Documents, any excess amounts received by Secured Party will be returned to Borrower or deposited on behalf of Borrower in a court of competent jurisdiction.

          Section 4.03. Waiver. The Borrower waives, to the extent permitted by Law, any right it may have to a hearing prior to the disposition of any of the Collateral by the Secured Party following the occurrence of an Event of Default, or prior to the exercise of the Secured Party's right of set-off as herein provided.

          Section 4.04. Application of Proceeds. The proceeds of any disposition of the Collateral, including any remarketing of the Collateral, the net earnings of any lease thereof, or other agreement relating to the use of the Collateral, and any amounts received as a result of the exercise of any of the rights, powers and remedies of the Secured Party herein granted, including the right to collect the proceeds of any insurance received on account of the Collateral (the "Default Proceeds"), shall be available for application and shall be applied as follows:

                    (i) First, to the repayment of all the Secured Party
          Expenses.

                    (ii) Second, to the repayment of all other Obligations of the Borrower to the Secured Party in such order as the Secured Party shall elect.

                    (iii) Third, to the Borrower or as any court of competent jurisdiction may otherwise direct.

          Section 4.05. Termination. If all of the Obligations shall be fully paid, performed and satisfied, including all payments and performances, agreements and covenants due the Secured Party under the Note and the other Financing Documents, then the security interest and lien of the Secured Party in the Collateral shall thereupon terminate. In any such case, the Secured Party shall, upon the request of the Borrower, execute and deliver to the Borrower proper instruments acknowledging the termination of the security interest.

          Section 4.06. Remedies Cumulative. Each and every power and remedy herein specifically given to the Secured Party or otherwise in this Agreement or any of the Financing Documents shall be cumulative and shall be in addition to any other power and remedy herein specifically given or now or hereafter existing at law, in equity, or by statute. The Secured Party may waive any Event of Default by written notice to that effect to the Borrower but no such waiver shall extend to or affect any subsequent or other Event of Default or impair any rights or remedies consequent thereon.

          Section 4.07. Construction, Applicable Law; Jurisdiction. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. The Borrower hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of any court of the State of New York or any court of the United States located in New York, New York.

                                 ARTICLE V
                          MISCELLANEOUS PROVISIONS
                          ------------------------

          Section 5.01. Successors and Assigns. All of the covenants, promises, stipulations and agreements contained herein shall bind each party and its successors and assigns, and shall inure to the benefit of the other party and its respective successors and permitted assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Secured Party. Secured Party shall not assign any of its rights under this Agreement without the prior written consent of the Borrower for 12 months from the date hereof.

          Section 5.02. Entire Agreement. This Agreement, together with the Schedule and the other Financing Documents referred to herein, constitute the entire understanding between the parties with respect to the subject matter hereof. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement, and this Agreement is the entire agreement between the Borrower and the Secured Party relating to the subject matter hereof. This Agreement cannot be changed or terminated orally, but only by a instrument in writing signed by the Borrower and the Secured Party.

          Section 5.03. Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally, when telexed or telecopied, or if deposited in the United States mail, when received addressed as follows:

                                   if to the Borrower, at:

                                   Gulfstream Aerospace Corporation
                                   500 Gulfstream Road
                                   Savannah, Georgia  31402-2206
                                   Attention:  Robert Williams, Treasurer
                                   Telecopier: 912-965-3756



                                   if to the Secured Party, at:

                                   The CIT Group/Equipment Financing, Inc.
                                   1540 Fountainhead Parkway
                                   Tempe, Arizona  85282

                                   Attention:  Vice President, Credit
                                   Telecopier: (602) 858-1496

                                   with copy to:

                                   The CIT Group/Equipment Financing, Inc.
                                   650 CIT Drive
                                   Livingston, New Jersey  07039

                                   Attention:  Chief Credit Officer
                                   Telecopier: (201) 740-5005

          Section 5.04. Continuing Lien and Security Interests; Transfer. This Agreement shall create a continuing lien and security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of all of the Obligations, (ii) be binding upon the Borrower, its successors and assigns, and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party, and its respective successors, transferees and assigns.

          Section 5.05. Counterparts and Dating. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Although this Agreement is dated as of the date first above written for convenience, the actual dates of execution hereof are the dates indicated below the signatures of the parties hereto and this Agreement shall be effective on the latest of such dates.

          IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed and delivered as of the day and year set forth below.



                             GULFSTREAM AEROSPACE CORPORATION
                                     Borrower


                             By:    /s/ Ira Berman
                                  --------------------------------------
                                  Name:
                                  Title: Senior Vice President and
                                         General Counsel

                             Date:  November 30, 1998



                             THE CIT GROUP/EQUIPMENT FINANCING, INC.
                                      Secured Party


                             By:    /s/ Mark Saylor
                                  -------------------------------------
                                  Name:
                                  Title:  Senior Vice President

                             Date:  November 30, 1998